Exhibit 5.1

December 23, 2004



TELUS Corporation
8th Floor
555 Robson Street
Vancouver, British Columbia
V6B 3K9
Canada

Dear Sirs:

                 Re:  TELUS Corporation --
                      Registration Statement on Form S-8
                      ----------------------------------

TELUS Corporation (the "Company"), a company organized under the laws of the Province of British Columbia, Canada (the "Province"), has requested our opinion in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Act"). The Company shall also register on the Registration Statement up to 2,500,000 of its non-voting shares (the "Option Plan Non-Voting Shares"), without par value, proposed to be issued pursuant to the TELUS Corporation Share Option and Compensation Plan, as amended and restated (the "Option Plan").

We have examined the Registration Statement and such other documents and records of the Company as we have deemed relevant or necessary for the purpose of the opinion set forth herein. In giving such opinion, we have assumed the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.

We do not purport to be experts on and do not purport to be generally familiar with or qualified to express legal opinions based on any law other than the laws of the Province and the laws of Canada applicable therein and accordingly express no legal opinion in respect of any other laws.

Based upon and subject to the foregoing, we are of the opinion that upon issuance of the Option Plan Non-Voting Shares of the Company pursuant to the exercise of options granted from time to time under the Option Plan in accordance with the terms of the Option Plan (including payment of the purchase price for such Option Plan Non-Voting Shares), the Option Plan Non-Voting Shares will be validly issued, fully paid and nonassessable.

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We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                           Yours truly,

                                           /s/ Farris, Vaughan, Wills & Murphy